UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2010
Date of Report (Date of earliest event reported)

Commission File Number: 333-152242

Element92 Resources Corp.
(Exact name of registrant as specified in its charter)

Wyoming, United States
(State or other jurisdiction of incorporation or organization)

20-8531222
(I.R.S. Employer ID Number)

Level 19, Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of principal executive offices) (Zip code)

(852) 2251 1695
(Issuer's telephone number)

(Former Address) 2510 Warren Avenue, Cheyenne, Wyoming 82001
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2010 Yinfu Gold Corporation, formerly Element92 Resources Corp., (the "Company") executed two memorandums of understanding agreements to acquire two gold mines in China.

The MOU’s were signed with the China International Economic Cooperation Development Bureau and the China Overseas Oil and Mineral Resource Company to negotiate on behalf of Yinfu for the Maoling gold mine in Liaoning Province and the Zhaishang gold property at Min County in Gansu Province. The Geological Summary Report of the Zhaishang Gold Exploration Property, Gansu Province, China, Prepared for Runge Inc. by Daniel Huang, Geological consultant, is attached hereto as Exhibit 99.1.

The Gansu Zhaishang gold exploration property has been subject to geological exploration for a number of years.  Recent geological surveys in 2009 included, mapping, sampling and diamond drilling. These surveys combined with historical results have identified 30 gold ore bodies outlining a possible 108 tons of gold resources, under Chinese reporting standards with potential for large scale, low cost open pit mining.

The Liaoning Maoling gold exploration property has been subject to exploration and development by Mundoro Mining since 2000 and in 2005 a pre-feasibility study was completed. This study and subsequent work has outlined mineral resources under Canadian 43-101 standards as 4.8 million contained gold ounces in the Measured and Indicated category and an additional 4.4 million contained gold ounces in the Inferred category. The Canadian 43-101 report, dated March 15, 2006 can be accessed on the Canadian SEDAR reporting system at the following link: http://www.sedar.com/FindCompanyDocuments.do?lang=EN&page_no=5&company_search=Mundoro+&document_selection=0&industry_group=A&FromDate=22&FromMonth=03&FromYear=2001&ToDate=22&ToMonth=09&ToYear=2010&Variable=Issuer

The Company also announced that it has extended the closing date of the August 11, sales and purchase agreement to acquire the Guolanchong gold mine in Guangdong Province, China. The Company is acquiring the rights to control the producing gold mining property by the issuance of 26.88 million restricted common shares. The agreement is between the Company,  Wing Hung Li, Siu Man Li, Amy Uen Hung Li, Alison Tsz Wai Lee and Valiant King Investments Limited, owner of Power Profit Holdings Limited and its assets. The closing was originally scheduled for September 30, 2010, but has been extended to November 30, 2010.

Item 9.01 Exhibits

Exhibit Number         Description

10.16         Memorandum of Understanding between and among  Yinfu Gold Corporation and  the China International Economic Cooperation Development Bureau and the China Overseas Oil and Mineral Resource Company dated September 17, 2010 respecting the Zhaishang gold property at Min County in Gansu Province, China.

10.17           Memorandum of Understanding between and among  Yinfu Gold Corporation and  the China International Economic Cooperation Development Bureau and the China Overseas Oil and Mineral Resource Company dated September 17, 2010 respecting the Maoling gold mine in Liaoning Province, China.

99.1             Geological Summary Report of the Zhaishang Gold Exploration Property, Min County, Gansu Province, China.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2010

YINFU GOLD CORP.

  /s/ Daniel Mckinney

Daniel Mckinney

President, Chief Executive Officer